EXHIBIT 23.2

                       George Coetzee BSc (Honors) Geology
                             #1- 1255 West Pender St
                          Vancouver, BC, Canada V6E 2V1
                        (604) 681-0004 (604) 681-0014 fax


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549


                                     CONSENT

I, George Coetzee BSc. Honors Geo., am the author of a report entitled PRELIMINARY GEOLOGICAL RECONNAISSANCE REPORT ON THE SANDLOT PROPERTY PURDEN LAKE, B.C., Tenure #526466, Cariboo Region, British Columbia, Canada, dated August 8, 2007, prepared for Purden Lake Resource Corp.

This is to confirm that I consent to filing of the PRELIMINARY GEOLOGICAL RECONNAISSANCE REPORT ON THE SANDLOT PROPERTY PURDEN LAKE, B.C., filed with the US Securities and Exchange Commission, namely a SB-2 registration statement.

Dated at Vancouver, B.C., Canada, this 2nd day of November, 2007.


/s/ George Coetzee
---------------------------
George Coetzee BSc.
Consulting Geologist